UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 6, 2015
Date of Report (Date of earliest event reported)

4Cable TV International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1248 Highway 501 Business
Conway, South Carolina 29526

(Address of Principal Executive Offices)

1-843-347-4933

  (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to 4Cable TV International Inc.

Employment Contract – Vice President, Sales

On February 6, 2015 the Company entered into an employment (the “Agreement”) with John Homsey (“the Employee”), an individual residing in Canton, Georgia, for the position of Vice President of Sales and Marketing. Under the terms of the Agreement, the Employee shall undertake sales of our products, manage outside sales representatives, undertake account management for Tier 1, 2 3 and 4 CTA MSO’s and develop key account plans, among other activities. The Employee shall receive a starting salary of $90,000 per annum as well as an option to purchase up to 400,000 shares of the Company’s common stock at $0.10 per share over a term of four years from date of employment.  The options shall vest as to 100,000 shares on the anniversary of each year of employment. The Employee will receive certain paid holiday and days and benefits commensurate with the Company’s Handbook.   In addition, the Employee and the Company will enter into a separate agreement governing the payment of commissions on completed sales.

A copy of the form of letter of employment offer is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company issued a press release on February 10, 2015 in respect of the aforementioned Employment Agreement which has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The options were issued to the Employee n in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers:

The information provided in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On February 6, 2015, Mr. John Homsey was appointed Vice President – Sales and Marketing.  Mr. Homsey brings over 25 years of experience providing technical sales solutions to Cable (MSO) and Telecom providers and managing leading edge solutions, services and new product introductions. Mr. Homsey has served in executive sales and technical positions throughout his career with firms ranging from large multinationals to mid-sized cable industry suppliers. Prior to joining 4Cable, Mr. Homsey was Vice President of Professional Services, Sales & Sales Engineering at Genesis Networks where he directed the professional deployment and service teams. Previously he was Product Sales Manager of Access Networks with Communications Test Design Inc. (CDTI), where he managed and directed the P&L of CDTI's strategic business sector and 'Fiber-to-the-Home'. From 2006-2011 he was Senior Director, Professional Services, Sales and Technical Sales at Hitachi Communications Technologies America, where he managed sales, sales engineering and business development teams. Mr. Homsey also spent several years with Wave7 Optics, Inc., an early pioneer in the fiber-to-the-home and business (FTTx) optical access market, and has years of system operational experience as Engineering Director with Cablevision Systems. Mr. Homsey holds a Telecommunication Technology Degree from Wentworth Technical Institute, Bachelor of Business Administration from Ashford University and Masters Certification in Project Management from Villanova University.

Mr. Homsey is not currently an officer or director of any other reporting issuers.

Departure of Certain Officers and Directors:

Mr. Gene Faulkner’s resignation becomes effective on February 13, 2015.  We would like to thank Mr. Faulkner for his work and will now concentrate on building upon the base and MSO ground work that he has done.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Letter of Employment	Filed herewith
99.1	2015-02-10 Press Release - Senior Fiber Optic and Fiber-to-the-Home Specialist John Homsey to Lead 4Cable Sales	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC. a Nevada corporation

Dated: February 10, 2015	By:	/s/ Steven K. Richey
Steven K. Richey Chief Executive Officer